SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 31, 2016

Date of Report (Date of earliest event reported)

FBR & CO.

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1300 North Seventeenth Street

Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2016, James C. Neuhauser resigned from his position of Executive Vice President of FBR & Co. (“FBR”). Following the resignation, Mr. Neuhauser’s duties and responsibilities at FBR will be performed by its Chief Financial Officer and other senior employees.

FBR and Mr. Neuhauser entered into a Consulting Services Agreement (the “Consulting Agreement”), effective as of November 1, 2016. Pursuant to the Consulting Agreement, Mr. Neuhauser will receive consulting payments of $6,250 per month over the period from November 1, 2016 to October 31, 2017; and (ii) the full amount of health insurance premiums under COBRA guidelines on the same terms as in effect for similarly situated active employees. The Consulting Agreement also contains other terms and conditions customary for an agreement of this nature.

The foregoing summary of the Consulting Agreement is not intended to be complete and is qualified in its entirety by reference to the Consulting Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit:

Exhibit No.	Description
10.1	Consulting Services Agreement, effective as of November 1, 2016, by and between FBR & Co. and James C. Neuhauser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.

Date: November 4, 2016	By:	/s/ Bradley J. Wright
Bradley J. Wright Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Services Agreement, effective as of November 1, 2016, by and between FBR & Co. and James C. Neuhauser